Exhibit 99.2

                           CERTIFICATIONS PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of American Millennium Corporation, Inc. (the "Company") on Form 10-QSB for the period ended April 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Ronald J. Corsentino, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

June 23, 2003                            /s/ Ronald J. Corsentino
                                             ------------------------
                                             Ronald J. Corsentino
                                             Chief Financial Officer
                                             (Principal Accounting Officer)

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO AMERICAN MILLENNIUM CORPORATION, INC. AND SUBSDIARIES AND WILL BE RETAINED BY AMERICAN MILLENNIUM CORPORATION, INC. AND SUBSIDIAIRES AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.